LIMITED POWER OF ATTORNEY FOR
SECTION 16 REPORTING OBLIGATIONS

Know all by these present, that the undersigned hereby makes, constitutes and appoints Colton Wages, Kelly Hutcheson, Mark Jeanfreau, and Karen Skretkowicz, and each or any of them, as the undersigned's true and lawful attorney-in-fact, with full power and authority as hereinafter described, on behalf of and in the name, place and stead of the undersigned, to:

(1) prepare, execute, acknowledge, deliver and file Forms 3, 4, and 5 (including any amendments thereto) or any successor forms thereto with respect to the securities of Renasant Corporation, a Mississippi corporation (including any successor thereto, the "***Company***"), with the United States Securities and Exchange Commission, any national securities exchanges, the Company, and otherwise as may be necessary or advisable in order to comply with Section 16(a) of the Securities Exchange Act of 1934 and the rules and regulations promulgated thereunder, each as amended from time to time (collectively, the "***Exchange Act***");

(2) seek or obtain, as the undersigned's representative and on the undersigned's behalf, information on transactions in the Company's securities from any third party, including brokers, employee benefit plan administrators and trustees, and the undersigned hereby authorizes any such person to release any such information to such attorney-in-fact and approves and ratifies any such release of information; and

(3) perform any and all other acts which in the discretion of such attorney-in-fact are necessary or advisable for and on behalf of the undersigned in connection with the foregoing or otherwise to comply with Section 16 of the Exchange Act, including, without limitation, the execution of any form or submission of any information on behalf of the undersigned to enable the electronic filing of Forms 3, 4 and 5.

The undersigned acknowledges that:

(1) this Limited Power of Attorney authorizes, but does not require, such attorney-in-fact to act in his or her discretion on information provided to such attorney-in-fact without independent verification of such information;

(2) any documents prepared and/or executed by such attorney-in-fact on behalf of the undersigned pursuant to this Limited Power of Attorney will be in such form and will contain such information and disclosure as such attorney-in-fact, in his or her discretion, deems necessary or desirable;

(3) neither the Company nor such attorney-in-fact assumes (i) any liability for the undersigned's responsibility to comply with the requirements of the Exchange Act, (ii) any liability of the undersigned for any failure to comply with such requirements, or (iii) any obligation or liability of the undersigned for profit disgorgement under Section 16(b) of the Exchange Act; and

(4) this Limited Power of Attorney does not relieve the undersigned from responsibility for compliance with the undersigned's obligations under the Exchange Act, including without limitation the reporting requirements under Section 16(a) of the Exchange Act.

The undersigned hereby gives and grants the foregoing attorney-in-fact full power and authority to do and perform all and every act and thing whatsoever requisite, necessary or appropriate to be done in and about the foregoing matters as fully to all intents and purposes as the undersigned might or could do if present, hereby ratifying all that such attorney-in-fact of, for and on behalf of the undersigned, shall lawfully do or cause to be done by virtue of this Limited Power of Attorney.

This Limited Power of Attorney shall remain in full force and effect for so long as the undersigned is required to file reports under Section 16(a) of the Exchange Act with respect to securities of the Company, unless earlier revoked by the undersigned in a signed writing delivered to such attorney-in-fact.

IN WITNESS WHEREOF, the undersigned has caused this Limited Power of Attorney to be executed as of this 13 day of March, 2025

Renee Moore

Signature

Print Name: Renee Moore

STATE OF Mississippi

COUNTY OF Covington

On this 13 day of March, 2025 Renee Moore personally appeared before me, and acknowledged that s/he executed the foregoing instrument for the purposes therein contained.

IN WITNESS WHEREOF, I have hereunto set my hand and official seal.

STATE OF MISSISSIPPI HEATHER YOUNG NOTARY PUBLIC COVINGTON COUNTY My commission expires November 17, 2028 Commission number 542[illegible]

Heather Young

Notary Public

My Commission Expires: 11/17/2028